Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to Registration Statement (Form S-4 No. 333-235313) of HighPeak Energy, Inc. of our report dated December 2, 2019, relating to the financial statements of Grenadier Energy Partners II, LLC, and to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

Denver, Colorado

January 10, 2020